SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549



                              FORM 8-K



                           CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 13, 1996




                     JMB MORTGAGE PARTNERS, LTD.
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       (Exact name of registrant as specified in its charter)




     Illinois                  2-79095               36-3198533
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(State or other)             (Commission        (IRS Employer
 Jurisdiction of            File Number)         Identification No.)
 Organization



        900 N. Michigan Avenue, Chicago, Illinois  60611-1575
        -----------------------------------------------------
               (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                SPRING HILL FASHION CORNER - PHASE I

                        West Dundee, Illinois
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  JMB Mortgage Partners,
Ltd. (the "Partnership") together with its affiliated lenders, JMB Mortgage Partners, Ltd. - II and JMB Mortgage Partners, Ltd. - III (the "Affiliated Partners"), had acquired title, pursuant to a deed in lieu of foreclosure, to the Spring Hill Fashion Corner - Phase I (the "Property"), an approximately 125,000 net rentable square-foot shopping center located on approximately twelve acres in West Dundee, Kane County, Illinois in May 1995 and contributed such property to JMB/Spring Hill Associates (the "Venture"). In November 1996, the Venture sold the land and related improvements of the Property pursuant to a purchase agreement reached in October 1996 between the Venture and Inland Real Estate Corporation, a Maryland corporation. The purchaser is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations.

     The sale price of the land and improvements was $9,200,000 and was paid in cash at closing (net of selling costs and prorations).
Occupancy at the Property was approximately 95% at the date of sale.
The sale resulted in no material gain or loss to the Venture for financial reporting purposes, due to a $775,000 provision for value impairment recognized by the Venture as of September 30, 1996 (of which the Partnership's share was $468,488) in contemplation of this sale. Also, the Property was classified as held for sale as of July 1, 1996 and therefore has not been subject to continued depreciation as of that date for financial reporting purposes. In addition, the Venture expects to report a loss on sale of approximately $900,000 for Federal income tax reporting purposes in 1996 (of which the Partnership's share will be approximately $544,000).

     The terms of the Venture agreement provide generally that annual cash flow, sale proceeds and tax items are to be distributed or allocated based on the capital contributions made by each partner (60.45% to the Partnership and 39.55% in the aggregate to the Affiliated Partners). With the sale of the Spring Hill Fashion Corner, which represented the Partnership's last remaining investment, the Partnership expects to distribute its share of the net proceeds from this sale as part of a final liquidating distribution (as described below) in late 1996.

     The Partnership Agreement provides that the General Partners are entitled to receive 3% of all sale and repayment proceeds and a portion of the remaining 97% of all sale and repayment proceeds. However, upon completion of the liquidation of the Partnership and final distribution of all Partnership funds, all previous distributions of sale and repayment proceeds to the General Partners shall be recontributed to the Partnership to the extent that the Limited Partners have not received sale and repayment proceeds equal to their initial capital investment. As this sale represents the Partnership's last remaining investment and since the Limited Partners will not receive total sale and repayment proceeds equal to their initial capital investment, the General Partners will not share in any distributions of proceeds from this sale.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements.  Not Applicable

     (b)   Pro Forma Financial Information - Narrative.

     As a result of the sale of the Property, beyond the date of sale, there will be no further rental and other income, property operating expenses, depreciation or venture partners' share of venture's operations recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1995) were approximately $1,452,000, $553,000, $240,000 and $260,000, respectively. Rental and other income, property operating expenses, depreciation and venture partners' share of venture's operations (loss) for the Property were approximately $888,000, $1,137,000, $125,000 and ($148,000), respectively, for the nine months ended September 30, 1996. Also, as a result of the sale of the Property, there are no further consolidated assets and liabilities related to the Property, which at September 30, 1996 consisted of land and buildings and improvements (net of accumulated depreciation and provision for value impairment) of approximately $8,876,000; cash and other current assets of approximately $765,000; deferred costs of approximately $109,000; accounts payable, accrued real estate taxes and other current liabilities of approximately $359,000; tenant security deposits of approximately $57,000 and venture partners' subordinated equity of approximately $3,691,000. The remaining affairs of the Partnership are expected to be wound up as soon as it is feasibly possible, with a final liquidating distribution from the Partnership (excluding any amounts distributable to the liquidating trust described below) to the Limited Partners expected to be paid in late 1996.

     In connection with the planned liquidation and termination of the Partnership, the Corporate General Partner currently intends to cause the formation of a liquidating trust on or before December 31, 1996, in which all of the Partnership's remaining assets, subject to liabilities, will be transferred. The initial trustees of the liquidating trust are expected to be individuals who are officers of the Corporate General Partner. Each Holder of Interests in the Partnership would, upon the establishment of the liquidating trust, be deemed to be the beneficial owner of a comparable share of the aggregate beneficial interests in the liquidating trust. It is anticipated that the liquidating trust would permit the realization of substantial cost savings in administrative and other expenses until any residual liabilities (including contingent liabilities) of the Partnership are paid or otherwise determined to be extinguished and any remaining funds are distributed to the beneficial owners of the liquidating trust. The liquidating trust is expected to be in existence for approximately one year, subject to extension under certain circumstances.

     (c)   Exhibits.

          1. Real Property Purchase Agreement between JMB/Spring Hill Associates and Inland Real Estate Corporation, dated October 14, 1996, as amended October 29, 1996.




                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            JMB MORTGAGE PARTNERS, LTD.

                            BY:   JMB Realty Corporation
                                  Corporate General Partner


                                  By:   GAILEN J. HULL
                                        Gailen J. Hull
                                        Senior Vice President and
                                        Principal Accounting Officer


DATE:  November 22, 1996